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                                                       EXHIBIT 99
                                                       ----------



                   [Letterhead of Beard Miller Company LLP]



     We are the auditors for the Main Street Bancorp, Inc. 401(k) Savings Plan. We have been unable to obtain from the administrator for the Plan the information necessary to complete the Company's Form 11-K for the Plan by June 30, 2001.

                                           BEARD MILLER COMPANY LLP


June 22, 2001

                                           /s/ Beard Miller Company LLP